Exhibit 99.1

12500 West Creek Parkway Richmond, VA 23238 Phone (804) 484-7700 FAX (804) 484-7701
NEWS RELEASE

FOR MORE INFORMATION:

Media Contact:	Investor Contacts:
Cheryl Moore	John Austin	Jeff Fender
Director, Corporate Communications	SVP and CFO	VP and Treasurer
(804) 484-6273	(804) 484-7753	(804) 484-6231
PERFORMANCE FOOD GROUP REPORTS 25% GROWTH
IN OPERATING PROFIT FOR THIRD QUARTER 2007
•	Street sales increased approximately 10% over prior year quarter

•	Net earnings from continuing operations increased approximately 32% versus prior year quarter to $16.1 million

•	Net EPS for the quarter increased to $0.46, including $0.07 per share for certain tax and insurance benefits
RICHMOND, VA. (Nov. 6, 2007) - Performance Food Group Company (Nasdaq/NGS:PFGC) today announced results for the third quarter ended September 29, 2007.
“We had a strong third quarter with continued, sequential improvements in real sales growth and solid increases in operating profit,” commented Steve Spinner, president and chief executive officer of Performance Food Group. “These results reflect the progress we continue to make in our core initiatives to improve productivity and support our long term growth.”
Third Quarter Financial Highlights:
•	Consolidated net sales in the third quarter were approximately $1.6 billion, an increase of 10.4% compared to the prior year quarter. Inflation was approximately 5% for the quarter.

•	Operating profit in the third quarter was $25.2 million, which was an increase of 25.3% compared to the same quarter in the previous year.

•	Net earnings from continuing operations in the third quarter were approximately $16.1 million, which was an increase of 32.1% compared to the same quarter in the previous year.

•	Net earnings per share from continuing operations in the third quarter increased 31.4% to $0.46 per share diluted, compared to $0.35 per share diluted from continuing operations in the prior year quarter.

•	Results for the quarter included $0.07 per share diluted related to a $1.1 million after tax benefit for insurance recoveries associated with Hurricane Katrina and a
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Performance Food Group Reports Third Quarter Earnings

November 6, 2007
$1.1 million reduction in income tax expense for the recognition of certain tax benefits due to the expiration of statutes of limitations. The prior year quarter included a $0.01 per share diluted impact ($0.5 million) relating to similar tax benefit recognition.
Year-to-Date Financial Highlights:
•	Consolidated net sales were approximately $4.7 billion, an increase of 7.5% as compared to the same period in 2006. Inflation was approximately 4% year-to-date.

•	Operating profit was $61.1 million, an increase of 16.6% compared to the same period in 2006.

•	Net earnings from continuing operations were $36.0 million, an increase of 20.0% as compared to the same period in 2006.

•	Net earnings per share diluted from continuing operations were $1.03, an increase of 19.8% as compared to the same period in 2006. The 2007 year included $0.07 per share for the previously detailed tax and insurance benefits compared to $0.01 for the 2006 year.
“In our customized segment, net sales increased 8.4% in the third quarter and 4.9% year-to-date, as compared to the same periods in the prior year. Inflation was approximately 2% for the quarter and 1% for the year,” added Mr. Spinner. “Our customized distribution segment continued its strong performance, and we anticipate that sales will accelerate in the remainder of the year as we complete the rollout of the O’Charley’s business.
“In the broadline segment, our net sales increased 11.8% for the quarter and 9.2% year-to-date as compared to the same periods in the prior year. Our sales force continues to drive higher margin street sales which increased 9.7% in the third quarter versus the same quarter in 2006. We have now had sequential improvements in real sales growth in our broadline segment for five consecutive quarters. Inflation amounted to approximately 7% for both the quarter and year-to-date periods, primarily due to inflationary trends in dairy and poultry.”
Mr. Spinner concluded, “We are extremely pleased with our results for the third quarter. We continue to make capital investments in our business, including replacement facilities in Springfield, MA and Cairo, GA, as well as investments in information technology. Performance Food Group remains committed to driving improvements throughout our business that we believe will continue to build the foundation for our company’s long-term success.”
Given current operating trends, the challenging economic environment, and the anticipated start-up costs associated with the roll-out of the O’Charley’s business, we anticipate net earnings per share from continuing operations to be in the range of $1.42 to $1.46 per share diluted for the full year 2007.”
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Performance Food Group Reports Third Quarter Earnings

November 6, 2007
Performance Food Group markets and distributes more than 68,000 national and private label food and food-related products to over 41,000 restaurants, hotels, cafeterias, schools, healthcare facilities and other institutions. For more information on Performance Food Group, visit www.pfgc.com.
     Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are based on current expectations and management’s estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, general economic conditions, including consumer spending trends; the Company’s ability to achieve projected operational efficiencies and increase sales, particularly higher margin street sales; the Company’s ability to add new customers, particularly in its customized segment; the relatively low margins and economic sensitivity of the foodservice business; the Company’s reliance on major customers; the ability to identify and successfully complete acquisitions of other foodservice distributors; the Company’s ability to successfully develop, produce and market new products and management of the Company’s planned growth, all as detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission.
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Performance Food Group Reports Third Quarter Earnings

November 6, 2007
Performance Food Group Company
Condensed Consolidated Balance Sheet (Unaudited)
September 29, 2007
(In thousands)

	Sept. 29, 2007	Dec. 30, 2006

Assets
Cash and cash equivalents	$97,524	$75,087
Accounts and notes receivable, net, including retained interest in securitized receivables	224,840	226,058
Inventories	343,468	308,901
Other current assets	36,598	35,419

Total current assets	702,430	645,465

Property, plant and equipment, net	309,103	291,947
Goodwill, net	356,509	356,509
Other intangible assets, net	45,040	47,575
Other assets	19,846	18,279

Total assets	$1,432,928	$1,359,775

Liabilities and Shareholders’ Equity
Checks in excess of deposits	$96,363	$88,023
Trade accounts payable	291,538	269,590
Current installments of long-term debt	63	583
Other current liabilities	138,533	146,524

Total current liabilities	526,497	504,720

Long-term debt, excluding current installments	9,546	11,664
Deferred income taxes	53,301	48,582
Shareholders’ equity	843,584	794,809

Total liabilities and shareholders’ equity	$1,432,928	$1,359,775

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Performance Food Group Reports Third Quarter Earnings

November 6, 2007
Performance Food Group Company
Condensed Consolidated Income Statement (Unaudited)
September 29, 2007
(In thousands, except net earnings per common share)

	Three Months Ended				Nine Months Ended
	Sept. 29, 2007		Sept. 30, 2006		Sept. 29, 2007		Sept. 30, 2006

Net sales	$1,578,888	100.0%	$1,429,765	100.0%	$4,673,285	100.0%	$4,347,285	100.0%
Cost of goods sold	1,370,975	86.8%	1,235,412	86.4%	4,063,438	87.0%	3,772,475	86.8%

Gross profit	207,913	13.2%	194,353	13.6%	609,847	13.0%	574,810	13.2%
Operating expenses	182,717	11.6%	174,242	12.2%	548,766	11.7%	522,447	12.0%

Operating profit	25,196	1.6%	20,111	1.4%	61,081	1.3%	52,363	1.2%

Other income (expense):
Interest income	973		818		2,676		1,680
Interest expense	(521)		(394)		(1,620)		(1,118)
Loss on sale of receivables	(1,964)		(1,903)		(5,712)		(5,402)
Other, net	57		121		136		274

Other expense, net	(1,455)	-0.1%	(1,358)	-0.1%	(4,520)	-0.1%	(4,566)	-0.1%

Earnings before income taxes from continuing operations	23,741	1.5%	18,753	1.3%	56,561	1.2%	47,797	1.1%
Income taxes	7,660	0.5%	6,578	0.4%	20,526	0.4%	17,780	0.4%

Earnings from continuing operations, net of tax	16,081	1.0%	12,175	0.9%	36,035	0.8%	30,017	0.7%

Loss from discontinued operations, net of tax	(44)		(132)		(238)		(150)

Net earnings	$16,037		$12,043		$35,797		$29,867

Weighted average common shares outstanding:
Basic	34,843		34,369		34,707		34,322
Diluted	35,230		34,624		35,150		34,780

Earnings per common share:
Basic net earnings (loss) per common share:
Continuing operations	$0.46		$0.35		$1.04		$0.87
Discontinued operations	—		—		(0.01)		—

Net earnings	$0.46		$0.35		$1.03		$0.87

Diluted net earnings (loss) per common share:
Continuing operations	$0.46		$0.35		$1.03		$0.86
Discontinued operations	—		—		(0.01)		—

Net earnings	$0.46		$0.35		$1.02		$0.86

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Performance Food Group Reports Third Quarter Earnings

November 6, 2007
Performance Food Group Company
2007 Compared to 2006
Third Quarter
Segment Disclosure

			Corporate &	Total Continuing
2007	Broadline	Customized	Intersegment	Operations

Third Quarter
Net external sales	$966,211	$612,677	$—	$1,578,888
Intersegment sales	299	52	(351)	—
Total sales	966,510	612,729	(351)	1,578,888
Operating profit	23,041	8,403	(6,248)	25,196
Operating profit margin	2.38%	1.37%	—	1.60%
Interest expense (income)	2,554	1,291	(4,297)	(452)
Loss (gain) on sale of receivables	2,883	740	(1,659)	1,964
Depreciation	4,789	1,749	65	6,603
Amortization	728	—	—	728
Capital expenditures	26,353	4,301	46	30,700

			Corporate &	Total Continuing
2006	Broadline	Customized	Intersegment	Operations

Third Quarter
Net external sales	$864,516	$565,249	$—	$1,429,765
Intersegment sales	129	47	(176)	—
Total sales	864,645	565,296	(176)	1,429,765
Operating profit	18,558	7,125	(5,572)	20,111
Operating profit margin	2.15%	1.26%	—	1.41%
Interest expense (income)	5,929	1,496	(7,849)	(424)
Loss (gain) on sale of receivables	2,977	745	(1,819)	1,903
Depreciation	4,818	1,580	68	6,466
Amortization	817	—	—	817
Capital expenditures	7,955	1,023	20	8,998
Total assets by reportable segment and a reconciliation to the condensed consolidated balance sheets were as follows:

	Sept. 29, 2007	Dec. 30, 2006

Broadline	$935,899	$901,752
Customized	271,939	261,975
Corporate & Intersegment	225,090	196,048

Total assets	$1,432,928	$1,359,775

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Performance Food Group Reports Third Quarter Earnings

November 6, 2007
Performance Food Group Company
2007 Compared to 2006
Nine Months YTD
Segment Disclosure

			Corporate &	Total Continuing
2007	Broadline	Customized	Intersegment	Operations

Nine Months YTD
Net external sales	$2,835,812	$1,837,473	$—	$4,673,285
Intersegment sales	931	150	(1,081)	—
Total sales	2,836,743	1,837,623	(1,081)	4,673,285
Operating profit	57,221	25,250	(21,390)	61,081
Operating profit margin	2.02%	1.37%	—	1.31%
Interest expense (income)	4,317	3,709	(9,082)	(1,056)
Loss (gain) on sale of receivables	8,329	2,414	(5,031)	5,712
Depreciation	14,596	5,069	195	19,860
Amortization	2,289	—	—	2,289
Capital expenditures	42,677	9,734	93	52,504

			Corporate &	Total Continuing
2006	Broadline	Customized	Intersegment	Operations

Nine Months YTD
Net external sales	$2,596,465	$1,750,820	$—	$4,347,285
Intersegment sales	398	167	(565)	—
Total sales	2,596,863	1,750,987	(565)	4,347,285
Operating profit	49,884	22,889	(20,410)	52,363
Operating profit margin	1.92%	1.31%	—	1.20%
Interest expense (income)	16,816	4,455	(21,833)	(562)
Loss (gain) on sale of receivables	7,988	2,304	(4,890)	5,402
Depreciation	13,840	4,709	227	18,776
Amortization	2,523	—	—	2,523
Capital expenditures	30,610	3,656	233	34,499
Total assets by reportable segment and a reconciliation to the condensed consolidated balance sheets were as follows:

	Sept. 29, 2007	Dec. 30, 2006

Broadline	$935,899	$901,752
Customized	271,939	261,975
Corporate & Intersegment	225,090	196,048

Total assets	$1,432,928	$1,359,775